                        EMPLOYMENT AGREEMENT RE: SCHMECK





         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein referred to as the "Company"), and Anthony G. Schmeck (herein referred to as the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Employee recently became employed by the Company pursuant to terms set forth in a letter to Employee dated September 16, 1999 from M. Ted Dillard, as President of the Company; and

         WHEREAS, the Employee has heretofore executed an Agreement in Respect of Confidentiality and Intellectual Property (the "Proprietary Information Agreement"), dated August 19, 1999, related to certain confidential information concerning Management Alliance Corporation/Information Systems Consulting Corporation, and related entities; and

         WHEREAS, by execution of this Agreement, the parties hereto acknowledge and agree that (a) the Letter Agreement is hereby deemed to be merged into this Agreement, and (b) the Proprietary Information Agreement remains in full force and effect; and

         WHEREAS, the parties hereto desire to have the terms and conditions of such employment set forth in this Agreement.

         NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Employee do hereby contract and agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee as the Company's Treasurer, Chief Financial Officer and Principal Financial Officer (prior to April, 2000, Employee was the Company's Director of Accounting and Principal Accounting Officer). The Employee hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement.


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         2.   TERM. Except in the case of earlier termination as herein
specifically provided, the term of this Agreement shall be for the period beginning of time on September 20, 1999, and ending December 31, 2001.

         3. COMPENSATION. During the term of this Agreement but subject to the conditions hereinafter set forth, the Company shall pay the Employee, as compensation for the services of the Employee, as a base salary of $9,500 per month, plus such additional compensation, if any, which the Board of Directors (the "Board"), or the Compensation Committee of the Board (the "Compensation Committee") may determine from time to time. Such annual salary shall be reviewed each year by the Compensation Committee and may be increased but shall not be decreased; effective as of April 8, 2000, the aforesaid minimum base salary of Employee shall be $10,625.00 per month, and effective as of June 15, 2000, such minimum base salary shall be $11,666.66 per month. The Employee's monthly salary shall be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law), and may be paid, in whole or in part, by one or more of the subsidiaries of the Company.

         In addition to the foregoing salary and bonus amounts to be paid to Employee, the Employee shall be entitled to each of the following during the term of this Agreement (at the Company's expense unless otherwise indicated):
(a) the right to participate in the Company's Executive Bonus Plan, which shall entitle the Employee to such bonus award(s), if any, as will be determined by the Compensation Committee and paid to the Employee by the Company, (b) an automobile allowance of $400.00 per month (effective as of June 15, 2000, such amount is increased to $500.00 per month), (c) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Employee, the Employee's spouse and the Employee's children, if any, and which shall contain such benefits and options as shall be made available to other employees of the Company (the parties acknowledge that the Employee shall be responsible for paying such portion of this coverage as shall be consistent with Company policy for its employees in general), (d) the right to participate in any and all


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401(k) plans and Section 125 plans now in effect or hereafter adopted by the
Company, (e) the right to participate in any other benefit plans of the Company available to senior management executives of the Company to the extent that either of the Executive Officers or the Board determines the Employee shall be a participant in such plan(s), (f) such vacation and sick leave as shall be permitted by the Company's standard policies for other employees of the Company, and (g) options to purchase up to 20,000 of common stock of the Company, pursuant to such terms and conditions as previously determined by the Compensation Committee, and as shall be set forth in a separate option agreement executed by the Company.

         4. DUTIES AND SERVICES. During the term of this Agreement, the Employee agrees to (a) do his utmost to enhance and develop the best interests and welfare of the Company, (b) give his best efforts and skill to advancing and promoting the growth and success of the Company, and (c) perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably confer upon or impose on the Employee.

         5.   TERMINATION.

              a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) the Executive's conviction or plea of guilty to a crime involving moral turpitude, (ii) any act of dishonesty or theft on the part of the Executive which involve the Company and which, in the opinion of the Board, is detrimental to the best interests of the Company, (iii) a material violation by the Executive of applicable laws (which for this purpose shall include actions deemed by the Company's legal counsel to be unlawful or in violation of those securities laws and regulations applicable to the Company), any written policy of the Board, including the Company's policy statement relating to trading in Company securities by Company personnel, or the Company's employee handbook, (iv) the breach by the Executive in any material respect of any of the substantive terms of this Agreement, and (v) the material failure of


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the Executive to meet the performance goals which are assigned to him by the
Board of Directors or executive officers of the Company, and to which the Executive has not objected to in writing as being unreasonable. The Company will have the sole discretion to determine the applicability of the foregoing matters, provided that (A) the Company will not be entitled to terminate this Agreement for cause pursuant to (iv) or (v) above unless, prior to such termination, the Employee has received a written reprimand detailing the reasons for the failure of the Employee to comply with such provisions of this Agreement, and (B) the Employee shall have had at least thirty (30) days to cure the acts or omissions which constitute violations of Section 5(a)
(iv) above set forth, and at least one hundred twenty days (120) to cure any violation of Section 5(a) (v) above set forth.

              b. The Employee's employment by the Company shall automatically terminate on the date of the Employee's death if the Employee dies during the term of this Agreement.

              c. If the Employee is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Employee's employment by the Company shall terminate thirty (30) days after the day on which the Board determines that the Employee is so disabled and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, the Employee shall be notified in writing if the Company determines that the Employee is disabled due to mental or physical health; in such event, the Employee shall have the right to contest any determination of disability by the Company. In the event that the Employee does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.


              d. The Employee may terminate his employment with the Company at any time by giving one hundred twenty (120) days advance written notice to the Company.


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         6.   SEVERANCE AND OTHER PAYMENTS.

              a. If the Employee's employment pursuant to this Agreement is terminated by the Employee, is terminated for "cause" (as herein defined) or is terminated due to the death or disability (as determined pursuant to Section 5(c) of this Agreement) of the Employee, the Company shall not be obligated to pay or provide any severance compensation or benefits to the Employee.

              b. If the Employee's employment is terminated by the Company during the term of this Agreement, for any reason other than "cause", the Employee shall be entitled to receive (i) severance benefits in the form of continuation of payment of Employee's base monthly salary (as provided herein) for a period of six (6) months following the date the Employee ceases to be employed by the Company. (such period of time is herein referred to as the "Severance Period") and (ii) a prorata share (based upon the number of months employed during the calendar year in which employment with the Company is terminated) of any unpaid bonus which the Employee would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved. Notwithstanding the foregoing, in the event of a Special Change in Control of the Company (as hereinafter defined) and if the Employee's employment with the Company is terminated for any reason other than Voluntary Termination (as hereinafter defined) or termination for cause, as provided for herein, during the twenty four (24) month period beginning on the Effective Date of such Special Change in Control, (i) the Severance Period shall be extended by six (6) months so that the Severance Period shall be twelve (12) months following the date the Employee ceases to be employed by the Company (such extended time period is herein referred to as the "Extended Severance Period"), and (b) the payments to the Employee hereunder with respect to the Extended Severance Period shall be at such times and in such amounts as would have been paid to the Executive during the Extended Severance Period had the Employee's employment not been terminated.


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         7.   WORKING CONDITIONS. The Company will provide the Employee with a private office and support services.

         8. TRAVEL AND ENTERTAINMENT. The Employee is authorized to incur reasonable business expenses on behalf of the Company, including, but not by way of limitation, expenditures of entertainment, gifts and travel; if any expenses are of a kind or a cost in excess of the written policies established by the Board, such expenses must be expressly authorized by the Board. The Company agrees to reimburse the Employee for all such expenses upon the Employee's presentation of an itemized account of such expenditures. In addition to the foregoing, the Employee is entitled to incur, and to be reimbursed by the Company, various and sundry fees, costs and expenses in connection with the Employee being licensed as a Certified Public Accountant.

         9. NON-SOLICITATION AGREEMENT. In the event of termination of employment of the Employee with the Company for any reason, the Employee agrees that the Employee shall not (directly or indirectly, as an employee, representative or agent of a business or entity), for a one (1) year period of time following the date of termination of such employment, (a) solicit for employment or hire any individual who was an employee, agent or contractor of the Company, or any of its affiliates, on the date of termination of such employment or at any time within the twelve (12) months preceding the date of termination of such employment, or (b) solicit the staff recruiting business of any person or entity who is or was a customer, client, agent or representative of the Company at the date of termination of such employment, or at any time during the twelve (12) months preceding the date of termination of such employment. Subject to the condition that the Company must be in compliance with the terms of this Agreement as to the compensation to be paid to the Employee, the covenants and agreements set forth in this
Section 9 shall survive the termination of this Agreement.

         10. NONCOMPETITION AGREEMENT. The Employee acknowledges that the special relationship of trust and confidence between himself, the Company, and its clients, customers, vendors and suppliers


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creates a high risk and opportunity for the Employee to misappropriate the relationship and goodwill existing between the Company and its clients, customers, vendors and suppliers. The Employee further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation. The Employee further acknowledges that, prior to and during his employment with the Company, he will be provided with access to the Company's confidential and proprietary information that will enable him to benefit from the Company's goodwill and how-how.

         The Employee acknowledges that, in exchange for the execution of the noncompetition restriction set forth below, he has received or will receive substantial and valuable consideration. The Employee agrees that this consideration constitutes fair and adequate consideration for the execution of the noncompetition restrictions herein set forth.

         During the term of this Agreement, and subsequent to the date Employee's employment with the Company is terminated for any reason, Employee agrees that, for a period of six (6) months after the date of termination of such employment, without the prior written consent of the Company, the Employee shall not, directly or indirectly, whether as a director, officer, employee, agent, consultant or otherwise, engage in any of the following activities in the restricted areas (as herein defined): (a) selling or soliciting contract or permanent placement business to or from any person, business or entity, or (b) engaging in the staff recruiting business. For purposes hereof, the restricted area includes all areas within a fifty (50) mile radius of each city in which are hereafter located staff recruiting offices of the Company (or its subsidiaries or affiliates) at the date of termination of Employee's employment with the Company.

         The Employee agrees that the noncompetition restriction set forth above is ancillary to an otherwise enforceable agreement and supported by independent valuable consideration. The Employee further agrees that the limitations as to time, geographical area and scope of activity to be restrained by this restriction are reasonable and acceptable and do not impose any greater restraint that is reasonable necessary to protect the goodwill and other business interests of the Company. The Employee further agrees that if, at some


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later date, a court of competent jurisdiction determines that the restriction set forth in this Section 10 does not meet such, this Section 10 may be reformed by the court and enforced to the maximum extent permitted under Texas law.

         If the Employee is found to have violated any of the provisions of this
Section 10, the Employee agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. It is the intent of this Section 10 that the running of the restrictive period of any covenant shall be tolled during any period of violation of such covenant so that the Company may obtain the full and reasonable protection for which it contracted and so the Employee may not profit by his breach.

         Subject to the condition that the Company must be in compliance with the terms of this Agreement as to the compensation to be paid to the Employee, the Employee's obligations under this Section 10 shall survive the termination of this Agreement.

         11. NONDISCLOSURE AGREEMENT. During the term of this Agreement, the Company will provide to the Employee certain confidential and proprietary information owned by the Company. The Employee acknowledges that he occupies or will occupy a position of trust and confidence with the Company, and that the Company would be irreparably damaged if Employee were to breach the covenants set forth in this Paragraph 10. Accordingly, the Employee agrees that he will not, without the prior written consent of the Company, at any time during the term of this Agreement or any time thereafter, except as may be required by competent legal authority or as required by the Company to be disclosed in the course of performing the Employee's duties under this Agreement for the Company, use or disclose to any person, firm or other legal entity, any confidential records, secrets or information related to the Company or any entity which is a parent, subsidiary or affiliate of the Company (collectively, "Confidential Information"). Confidential Information shall include, without limitation, information about customer lists, product pricing, data, know-how, processes, ideas, product development, market studies, information technology, computer


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software and programs, database technologies, strategic planning, and risk management related to the Company and/or its subsidiaries and affiliates. The Employee acknowledges and agrees that all Confidential Information of the Company and/or its subsidiaries and affiliates that he has acquired, or may acquire, was received, or will be received in confidence and as a fiduciary of the Company. The Employee will exercise utmost diligence to protect and guard such Confidential Information. The Employee agrees that he will not, without the express written consent of Company, take with him upon the termination of this Agreement any document or paper, or any photocopy or reproduction or duplication thereof, relating to any Confidential Information.

         At or about the time of execution of this Agreement, the Employee agrees to execute the Company's standard proprietary agreement related to Confidential Information. The Employee's obligations under this Section 11 shall survive the termination of this Agreement.

         12.  CERTAIN DEFINITIONS.

              (a) "Special Change in Control" means (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company, a majority-owned subsidiary thereof, or J. Michael Moore ("Moore") and any affiliates of Moore, becomes the beneficial owner (as defined pursuant to Schedule 13(d) under the Exchange Act) of the Company's securities having twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company, or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company, or such other corporation or entity after such transaction, are beneficially owned (as defined pursuant to Section 13(d) of the Exchange Act) in the aggregate by the holders of the


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Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction, or (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

              (b) the "Effective Date" of such Special Change in Control shall be the earlier of the date on which an event described in Section 12(a)(i), (ii) or (iii), occurs, or if earlier, the date of the occurrence of
(i) the approval by shareholders of an agreement by the Company, the consummation of which would result in an event described in Section 12(a)(i),
(ii), or (iii), or (ii) the acquisition of beneficial ownership (as defined pursuant to Section 13(d) of the Exchange Act), directly or indirectly, by any entity, person or group (other than the Company, a majority-owned subsidiary of the Company, or Moore and any affiliate of Moore) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities, provided, however, the events described in
Section 12(b)(i) and (ii) will be considered the Effective Date of a Special Change in Control if they are followed within six (6) months by an event described in Section 12(a)(i), (ii) or (iii).

              (c) "Voluntary Termination" shall mean Executive's resignation from the Company unless such resignation is as a direct proximate result of (i) without Executive's express written consent, assignment to Executive of any duties materially inconsistent with his position, duties, responsibilities and status with the Company on the Effective Date of the Special Change in Control,
(ii) a reduction of Executive's base compensation and bonus compensation (other than a reduction in payments under the Company's incentive bonus program based on a reduction in net profits of the Company) to an amount that is greater than ten percent (10%) lower than such compensation on the Effective Date of the Special


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Change in Control, (iii) relocation of Executive's principal location of work to any location that is both (A) in excess of fifty (50) miles form the location of Executive's principal location of work on the Effective Date of the Special Change in Control, and (B) in excess of the sum of the distance from Executive's principal residence on such Effective Date to the location of the Executive's principal location of work on such Effective Date, plus fifty (50) miles, (iv) failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, or (v) any material breach of the Agreement as in effect on the Effective Date of the Special Change in Control by the Company.

         13. NOTICES. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

         14.  MISCELLANEOUS.

              a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party (except that the Company may assign this Agreement to an affiliate), the terms and provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.


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              b.   With the exception of the Proprietary Information Agreement which remains in full force and effect, this Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Employee by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this Paragraph may not be waived except as herein set forth.

              c. All agreements and covenants contained herein are severable and in the event any of them, with the exception of those contained in Section 1 hereof, shall be held to be invalid, as written pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

              d. Any controversy between the parties to this Agreement involving the construction or application of any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Dallas County, Texas, if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Section 14(d) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator; the majority decision of the arbitrators shall be final and conclusive upon the parties to this Agreement. Each


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party to the arbitration proceedings shall bear his or its own expenses, except that the expenses of the arbitrators shall be borne equally by the Company and the Employee.

              e. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that (i) such litigation proceedings must be held in Dallas County, Texas, and (ii) the prevailing party in such litigation proceedings shall be entitled to recover, from the nonprevailing party, reasonable attorneys' fees and expenses incurred in connection with the dispute involved.

              f. This Agreement has been made under and shall be governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, this Agreement is dated and effective as of September 20, 1999, but is actually executed this ____ day of _________, 2000.

                                       COMPANY:



                                       DIVERSIFIED CORPORATE RESOURCES, INC.



                                       By:
                                          ------------------------------------
                                          M. Ted Dillard, President


                                       Address: 12801 North Central Expressway
                                                Suite 350
                                                Dallas, TX  75243



                                       EMPLOYEE:


                                       ---------------------------------------
                                       Anthony G. Schmeck
                                       Address: 4005 Dove Creek Lane
                                                Plano, TX  75093




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